UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 19, 2010

(Date of earliest event reported)

VISTA GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada

(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD

On February 19, 2010, the Registrant issued a press release announcing the dismissal of the Registrant’s Change of Forest Land Use Permit Application for the Paredones Amarillos Gold Project.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01  Other Items

On February 19, 2010, the Registrant announced that its wholly owned Mexican subsidiary, Minera Paredones Amarillos S.A. de C.V. (“MPA”) had received notice from the Mexican Secretariat of Environment and Natural Resources (“SEMARNAT”) that SEMARNAT had dismissed, on administrative grounds, MPA’s application for the Change of Forest Land Use Permit (“CUSF”) for the Registrant’s Paredones Amarillos gold project in Baja California Sur, Mexico (“Paredones Project”).  Specifically, SEMARNAT dismissed the CUSF application, without a review of its substantive merit, for MPA’s alleged failure to satisfy certain procedural and informational requirements.  The CUSF is required before the Registrant can commence construction of the Paredones Project.  The Registrant is currently amending its CUSF application to address SEMARNAT’s specific procedural and informational requirements and intends to re-file the application shortly.

In addition, while not formally the basis for SEMARNAT’s dismissal, SEMARNAT communicated what it believes are additional issues with the Registrant’s CUSF application, which SEMARNAT stated it was not able to resolve due to a lack of information, including:

•                  SEMARNAT’s refusal to recognize the validity of the Temporary Occupation Permits granted to MPA by the Mexican General Direction of Mines, which are a pre-requisite to filing for a CUSF, on the basis that the project is located in an environmentally protected area over which the Mexican General Direction of Mines does not have jurisdiction;

•                  The National Commission for Biodiversity objects to the project on environmental grounds; and

•                  MPA’s failure to obtain an official communication from the Mexican Natural Protected Areas Commission (“CONANP”) acknowledging CONANP’s conformity with MPA’s application for the CUSF.

While the Registrant believes these comments are without legal merit and that several of the comments are beyond the scope of SEMARNAT’s legal authority in connection with a review of a CUSF application, the Registrant expects the dismissal of the CUSF application will delay the commencement of construction, development and production of the Paredones Project.  In addition to re-filing its CUSF application, the Registrant is working with its legal counsel and political experts in Mexico on a broader strategy for the advancement of the permitting process for the Paredones Project. This includes a potential court challenge to SEMARNAT’s dismissal of the CUSF application as the Registrant’s advisors believe the legal basis for the dismissal was incorrect.

Item 9.01  Exhibits

99.1         Press Release dated February 19, 2010*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
(Registrant)

Dated: February 19, 2010	By:	/s/Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer